UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 15, 2006

                                  NEOSTEM, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                       0-10909                         22-2343568
  ----------                     ---------                       ------------
(State Or Other                 (Commission                     (IRS Employer
 Jurisdiction Of                 File Number)                Identification No.)
 Incorporation)


        420 Lexington Avenue, Suite 450
            New York, New York                                  10170
--------------------------------------------------------------------------------
    (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (212)-584-4180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02.      Departure of Directors or Principal Officers; Election of
                Directors; Appointment of Principal Officers.

         Effective on November 15, 2006, the Board of Directors of NeoStem, Inc. (the "Company") approved the appointment of Richard Berman as a director of the Company. Mr. Berman will serve as a director until the Company's next annual meeting of shareholders. Mr. Berman was appointed as Chairman of the Compensation Committee of the Board of Directors, and as Chairman of the Audit Committee of the Board of Directors. Pursuant to the terms of a Securities Purchase Agreement, dated June 2, 2006, between the Company and certain accredited investors, the Company agreed to permit the lead investor, DCI Master LDC, to appoint one additional independent member to the Company's Board of Directors should they chose to do so. Mr. Berman was chosen by DCI Master LDC to serve as an independent director of the Company, pursuant to the terms of that Securities Purchase Agreement.

         On November 16, 2006, the Board of Directors of the Company approved the appointment of Steven S. Myers as a director of the Company. Mr. Myers will serve as a director until the Company's next annual meeting of shareholders. Mr. Myers was appointed to sit on the Company's Compensation Committee of the Board of Directors and Audit Committee of the Board of Directors.

         Upon appointment as director, Mr. Berman and Mr. Myers were each granted 200,000 shares of restricted stock of the Company, pursuant to the Company's 2003 Equity Participation Plan. Mr. Berman was also granted 200,000 shares for his appointment as Chairman of the Audit Committee and the Compensation Committee of the Board of Directors, pursuant to the terms of the 2003 Equity Participation Plan. One-third of the shares of restricted stock granted vested upon the date of grant, and the remainder will vest in two equal annual installments beginning one year from the date of grant.

         Prior to his appointment as a director, on August 30, 2006 Mr. Berman entered into a Subscription Agreement with the Company for the purchase of units consisting of 227,273 shares of common stock of the Company at a purchase price of $.44 per share and warrants to purchase up to 113,636 shares of common stock of the Company at a price per share of $0.80. Such warrants are exercisable immediately and will expire on August 29, 2011.

         Mr. Myers also entered into a Subscription Agreement with the Company on June 2, 2006 for the purchase of units consisting of 454,546 shares of common stock of the Company at a purchase price of $.44 per share and warrants to purchase up to 227,272 shares of common stock of the Company at a price per share of $0.80. Such warrants are exercisable immediately and will expire on June 1, 2011.

         A copy of the press release announcing the appointment of Mr. Berman as a director of the Company is being filed with this Current Report on Form 8-K as
Exhibit 99.1. A copy of the press release announcing the appointment of Mr. Myers as a director of the Company is being filed as Exhibit 99.2 to this Current Report on Form 8-K.



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Item 9.01.      Financial Statements and Exhibits.

        (d)     Exhibits

        Exhibit 99.1 - Press Release dated November 15, 2006.
        Exhibit 99.2 - Press Release dated November 20, 2006.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NEOSTEM, INC.


                                By:     /s/ Catherine M. Vaczy
                                        ----------------------
                                        Catherine M. Vaczy
                                        Vice President and General Counsel




Dated:  November 20, 2006



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